UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 22, 2007

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1, 3, 4, and 6 through 8 are not applicable and therefore omitted.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Urologix, Inc. (the “Company”) hereby furnishes a press release, issued on August 22, 2007, disclosing material non-public information regarding its results of operations for the quarter and fiscal year ended June 30, 2007. Also furnished with this Form 8-K as Exhibit 99.2 are certain remarks of the Company’s Chief Executive Officer, Fred B. Parks, and the Company’s Chief Financial Officer, Elissa J. Lindsoe, made at a related telephone conference held on August 22, 2007.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 23, 2007, the Board of Directors of Urologix, Inc. (the “Company”) appointed Kirsten Doerfert as the Company’s Senior Vice President and General Manager.

From to October 2005 to August 2007, Ms. Doerfert, age 50, served as the Vice President of Marketing for Gyrus ACMI Surgical Division of Gyrus Group PLC, a medical device company developing and providing visualization and tissue management systems, instruments and services for the minimally invasive surgery market. From August 2004 to October 2005, Ms. Doerfert provided medical device consultancy services. From May 2003 to July 2004, Ms. Doerfert served as Vice President, Business Development and Strategic Planning of Urologix. She previously served as Urologix’ Vice President, Business Development from July 2002 through May 2003, and as its Vice President, Global Marketing from November 1999 through July 2002. From 1983 to 1999, Ms. Doerfert held sales and marketing positions of increasing responsibility at Circon Corporation and Corometrics Medical Systems. She also spent eight years in clinical practice as a registered nurse and holds a B.S. in nursing from Georgia State University.

Additionally, the Compensation Committee of the Board of Director recommended, and the Board of Directors approved, Ms. Doerfert’s compensation as Senior Vice President and General Manager. Ms. Doerfert will receive annual base compensation of $180,000. Ms. Doerfert will also participate in the Company’s cash bonus program for executive officers and will be entitled to a target bonus of 40% of her base salary upon achievement of corporate goals established by the Compensation Committee with respect to the Company’s 2008 fiscal year. In connection with her employment, Ms. Doerfert entered into a letter agreement relating to severance and change in control arrangements, attached hereto as Exhibit 10.1.

On August 23, 2007 Ms. Doerfert also received an option to purchase 50,000 shares of the Company’s common stock under the Company’s 1991 Stock Option Plan. The option has an exercise price equal to the fair market value of one share of the Company’s common stock as of the grant date and vests with respect to 25% of the shares underlying the option on the first anniversary of the date of grant and, thereafter, 1/36 of the shares underlying the option on the monthly anniversary of the date of grant for each of the next 36 months.

On August 23, 2007, the Company issued a press release announcing Ms. Doerfert’s appointment as Senior Vice President and General Manager, which press release is attached hereto as Exhibit 99.3.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Severance and Change In Control Letter Agreement between Urologix, Inc. and Kirsten Doerfert dated as of August 23, 2007.

99.1	Press Release issued on August 22, 2007.

99.2	Certain remarks of Fred B. Parks and Elissa J. Lindsoe at a teleconference held on August 22, 2007.

99.3	Press Release issued on August 23, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC.

By:	/s/ Fred B. Parks
Fred B. Parks
Chief Executive Officer

Date: August 23, 2007